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                                                                Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

         Name                            Jurisdiction of Incorporation
         ----                            -----------------------------
         Ansoft California, Inc.         Delaware
         Compact Software, Inc.          Delaware
         Ansoft Japan KK                 Japan